Exhibit 10(a)64

                             THIRD AMENDMENT TO THE
                     SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN


         WHEREAS, the Employee Savings Plan Committee ("Committee") heretofore adopted the amendment and restatement of The Southern Company Employee Savings Plan ("Plan"), effective as of July 3, 1995, which was amended by the Board of Directors of Southern Company Services, Inc. ("Company") effective as of August 1, 1995 and by the Committee to be effective as provided in the Second Amendment; and

         WHEREAS, the Committee desires to amend the Plan in accordance with the comments of the Internal Revenue Service related to the favorable determination letter application of the Plan; and

         WHEREAS, the Committee is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan;

         NOW, THEREFORE, the Committee hereby amends the Plan as follows to be effective as of July 3, 1995:

                                       I.

         Section 5.4(b) of the Plan shall be amended by deleting said subsection in its entirety and substituting new Section 5.4(b) as follows:

                  "(b) Multiple Use Limitation. If both the Average Actual Deferral Percentage and the Average Contribution Percentage of the Highly Compensated Employees exceed 1.25 of the Average Actual Deferral Percentage and the Average Contribution Percentage of the Non-Highly Compensated Employees and if one or more Highly Compensated Employees makes Elective Employer Contributions and receives Employer Matching Contributions, and the sum of the Actual Deferral Percentage and Actual Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceed the aggregate limit as defined in Treasury Regulation Section 1.401(m)-2, then the Contribution Percentage of those Highly Compensated Employees who also participate in the cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose Contribution Percentage is the highest) so that the aggregate limit is not exceeded.

                  The amount by which each Highly Compensated Employee's Contribution Percentage amount is reduced shall be treated as an Excess Aggregate Contribution. For purposes of determining if the aggregate limit has been exceeded, the Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees shall be determined after any corrections required to meet the Actual Deferral Percentage Test and the Actual Contribution Percentage Test."

                                       II.

         Except as amended herein by this Third Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Second Amendment.

         IN WITNESS WHEREOF, Southern Company Services, Inc. through its duly authorized officers has adopted this Third Amendment to The Southern Company Employee Savings Plan this ____ day of _________________________, 1996 to be effective as stated herein.



                                      SOUTHERN COMPANY SERVICES, INC.

                                      By: ____________________________

                                      Title:__________________________


ATTEST:


By:

Title:______________________

         [CORPORATE SEAL]

                             FOURTH AMENDMENT TO THE
                     SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN


         WHEREAS, the Employee Savings Plan Committee ("Committee") heretofore adopted the amendment and restatement of The Southern Company Employee Savings Plan ("Plan"), effective as of July 3, 1995, which was amended by the Board of Directors of Southern Company Services, Inc. ("Company") effective as of August 1, 1995 and by the Committee to be effective as provided in the Second and Third Amendments; and

         WHEREAS, the Committee desires again to amend the Plan in order to allow partial distributions for former employees of an Affiliated Employer who are prohibited from receiving a total distribution from the Plan by Section 401(k)(2)(B)(i)(I) of the Internal Revenue Code of 1986, as amended, and to allow Participants who have terminated employment with the Affiliated Employers to elect withdrawals from the Plan in the same manner as active employees; and

         WHEREAS, the Committee is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan;

         NOW, THEREFORE, the Committee hereby amends the Plan as follows:

                                       I.

         Effective January 1, 1997, Article XI of the Plan shall be amended by deleting the heading "Withdrawals and Loans Prior to Termination of Employment" and substituting a new heading as follows: "Withdrawals and Loans".

                                       II.

         Effective January 1, 1997, Section 11.1 of the Plan shall be amended by deleting such section in its entirety and substituting a new Section 11.1 as follows:

         11.1     Withdrawals by Participants.

                  (a) Subject to the provisions of Article XII, this Section 11.1, and Sections 11.2 through 11.6, a Participant may make withdrawals from his Account effective as of any Valuation Date in the order of priority listed below:

                           (1) All or a portion of the value of his Account
                  attributable to Voluntary Participant Contributions (not including any earnings or appreciation thereon) made prior to January 1, 1987;

                           (2) All amounts described above, plus all or a
                  portion of the value of his Account attributable to Voluntary Participant Contributions, plus a ratable portion of the earnings and/or appreciation on Voluntary Participant Contributions;

                           (3) All amounts described above, plus up to fifty
                  percent (50%) of the value of his Account attributable to Employer Matching Contributions (including earnings and appreciation thereon) allocated to his Account; provided, however, that said Participant shall have participated in the Plan for not less than sixty (60) months at the time of the withdrawal;

                           (4)(A) For Participants who have not attained age 59
                  1/2 or separated from service with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), all amounts described above, plus all or a portion of the value of his Account attributable to Elective Employer Contributions (not including any earnings or appreciation thereon for Plan Years beginning after December 31, 1988); and

                           (B) For Participants who have attained age 59 1/2 or
                  separated from service with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), all amounts described above, plus all or a portion of the value of his Account attributable to any earnings or appreciation on Elective Employer Contributions.

                  (b) Notwithstanding the foregoing, withdrawals from a Participant's SEPCO Transferred Account shall be made subject to the provisions of Article XVIII.

                                      III.

         Effective January 1, 1997, Section 11.6(e) of the Plan shall be amended by deleting such subsection in its entirety and substituting a new subsection
(e) as follows:

                  (e) Notwithstanding (a) above, if a Participant has attained age 59 1/2 or separated from service with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), he shall be permitted to make a withdrawal pursuant to Section 11.1(a)(4)(A), even if such withdrawal is not on account of hardship.

                                       IV.

         Effective January 1, 1997, Section 12.1(a) shall be amended by deleting the first sentence thereof and substituting a new sentence as follows:

                  Subject to the provisions of Article XVIII, if a Participant's employment with the Affiliated Employers is terminated as a result of his retirement pursuant to the defined benefit pension plan of an Affiliated Employer, in addition to the withdrawal options under
         Section 11.1, the entire balance credited to his Account shall be payable to him in the manner set forth in this Section 12.1 at such time requested by the Participant pursuant to Section 12.6 and in accordance with the procedures established by the Committee.

                                                         V.

         Effective January 1, 1997, Section 12.2 shall be amended by deleting the first sentence thereof and substituting a new sentence as follows:

                  If a Participant's employment with the Affiliated Employers is terminated prior to his Normal Retirement Date by reason of his total and permanent disability, as determined by the Social Security Administration and evidenced in a writing provided to the Committee, such disabled Participant, in addition to the withdrawal options under
         Section 11.1, shall be entitled to receive the entire value credited to his Account at such time as requested by the Participant or such legal representative pursuant to Section 12.6 and in accordance with the procedures established by the Committee.

                                                         VI.

         Effective January 1, 1997, Section 12.5 shall be amended by deleting such section in its entirety and substituting a new Section 12.5 as follows:

         12.5     Distribution upon Termination of Employment.

                  (a) If a Participant's employment with the Affiliated Employers is terminated for any reason other than in accordance with Sections 12.1, 12.2, and 12.3, the balance to the credit of the Participant's Account shall be payable in a single lump sum. Such lump sum distribution shall be made as soon as practicable after the Participant's termination of employment, provided that one of the following conditions is met:

                         (1) the  Participant's  Account Balance does not exceed
                    $3,500 in accordance with Code Section 411(a)(11), or

                         (2) in accordance  with Section 12.10,  the Participant
                    elects to receive a distribution of his Account.

                  (b) A Participant who does not receive a distribution under
         Section 12.5(a)(1) may elect to defer the commencement of the distribution of his Account following the termination of his employment until a later Valuation Date, provided that such distribution shall commence not later than the date required under Section 12.6 of the Plan. In addition to the withdrawal options under Section 11.1, any deferred distribution of his entire account balance shall commence as soon as practicable in a lump sum after the Valuation Date selected by the Participant.

                                      VII.

         Effective January 1, 1997, Section 12.8 shall be amended by deleting the last sentence thereof and inserting a new sentence as follows:

                  Such distribution to an alternate payee shall be made only in a manner permitted under Articles XI or XII of the Plan.

                                      VIII.

         Effective as of the date hereof, Article XII shall be amended by adding a new Section 12.12 thereto as follows:

                  12.12 Partial Distribution upon Termination of Employment. If a Participant's employment with the Affiliated Employers is terminated and such Participant is deemed not to have separated from service with the Affiliated Employers within the meaning of Code Section 401(k)(2)(B)(i)(I), such Participant, in addition to the withdrawal options available under Article XI effective January 1, 1997, shall be entitled to elect a lump sum distribution of the entire balance to the credit of his Account less the amount credited to his Elective Employer Contribution subaccount. The amounts credited to his Elective Employer Contribution subaccount may be distributed in a lump sum distribution at such time permitted pursuant to Code Section 401(k)(2)(B)(i) and
         Section 4.4(c) hereof. Such lump sum distributions shall otherwise be subject to the provisions of this Article XII.

                                       IX.

         Effective as of January 1, 1996, Section 13.12 shall be amended by deleting such section in its entirety and substituting a new Section 13.12 as follows:

                  13.12 Expenses of Plan and Trust Fund. The expenses of establishment and administration of the Plan and the Trust Fund, including all fees of the Trustee, auditors, and counsel, shall be paid by the Company or the Employing Companies. Notwithstanding the foregoing, to the extent provided in the Trust Agreement, certain administrative expenses may be paid from the Trust Fund either directly or through reimbursement of the Company or the Employing Companies. Any expenses directly related to the investments of the Trust Fund, such as stock transfer taxes, brokerage commissions, or other charges incurred in the acquisition or disposition of such investments, shall be paid from the Trust Fund (or from the particular Investment Fund to which such fees or expenses relate) and shall be deemed to be part of the cost of such securities or deducted in computing the proceeds therefrom, as the case may be. Investment management fees for the Investment Funds shall be paid from the particular Investment Fund to which they relate either directly or through reimbursement of the Company or the Employing Companies unless the Company or the Employment Company do not elect to receive reimbursement for payment of such expenses. Taxes, if any, on any assets held or income received by the Trustee and transfer taxes on the transfer of Common Stock from the Trustee to a Participant or his Beneficiary shall be charged appropriately against the Accounts of Participants as the Committee shall determine. Any expenses paid by the Company pursuant to Section
         13.11 and this section shall be subject to reimbursement by other Employing Companies of their proportionate shares of such expenses as determined by the Committee.

                                       X.

         Except as amended herein by this Fourth Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Fourth Amendment.

         IN WITNESS WHEREOF, Southern Company Services, Inc. through its duly authorized officers has adopted this Fourth Amendment to The Southern Company Employee Savings Plan this ____ day of _________________________, 1996 to be effective as stated herein.

                                            SOUTHERN COMPANY SERVICES, INC.



                                             By:
                                             Its:

ATTEST:


By:
Its:

         [CORPORATE SEAL]